AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION
      THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION ("Agreement") is made as of November 7, 2012, among JACOB FUNDS, INC., a Maryland corporation, with its principal place of business at 653 Manhattan Beach Blvd. #J, Manhattan Beach, California  90266 ("Corporation"), on behalf of Jacob Small Cap Growth Fund, a segregated portfolio of assets ("series") thereof ("Acquiring Fund"), JACOB FUNDS II (formerly "Pinebridge Mutual Funds"), a Delaware statutory trust, with its principal place of business also at 653 Manhattan Beach Blvd. #J, Manhattan Beach, California  90266 ("Trust"), on behalf of its Jacob Small Cap Growth Fund II (formerly "PineBridge US Small Cap Growth Fund") series ("Target"), and, solely for purposes of paragraphs 4.4 and 7.2, Jacob Asset Management of New York LLC ("Adviser").  (Each of Corporation and Trust is sometimes referred to herein as an "Investment Company," and each of Acquiring Fund and Target is sometimes referred to herein as a "Fund.")  Notwithstanding anything to the contrary contained herein, (1) the agreements, covenants, representations, warranties, actions, and obligations of and by each Fund, and of and by each Investment Company, as applicable, on its behalf, shall be the agreements, covenants, representations, warranties, actions, and obligations of that Fund only, (2) all rights and benefits created hereunder in favor of a Fund shall inure to and be enforceable by the Investment Company of which that Fund is a series on that Fund's behalf, and (3) in no event shall any other series of an Investment Company or the assets thereof be held liable with respect to the breach or other default by an obligated Fund or Investment Company of its agreements, covenants, representations, warranties, actions, and obligations set forth herein.
      The Investment Companies wish to effect a reorganization described in section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended ("Code") (all "section" references are to the Code, unless otherwise noted), and intend this Agreement to be, and adopt it as, a "plan of reorganization" within the meaning of the regulations under the Code ("Regulations").  The reorganization will consist of (1) the transfer of all of Target's assets to Acquiring Fund in exchange solely for voting shares of common stock in Acquiring Fund and Acquiring Fund's assumption of all of Target's liabilities, (2) the distribution of those shares pro rata to Target's shareholders in exchange for their shares of beneficial interest therein and in complete liquidation thereof, and (3) Target's termination, all on the terms and conditions set forth herein (collectively, "Reorganization.")
      Each Investment Company's board of directors/trustees (each, a "Board"), in each case including a majority of its members who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act")) of either Investment Company, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby, (2) has duly authorized performance thereof by Corporation, on Acquiring Fund's behalf, and by Trust, on Target's behalf, respectively, by all necessary Board action, and (3) has determined that participation in the Reorganization is in the best interests of Acquiring Fund and Target, respectively, and that the interests of the existing shareholders thereof will not be diluted as a result of the Reorganization.
      Target currently offers two classes of shares of beneficial interest, designated Class R shares and Class I shares ("Class R Target Shares" and "Class I Target Shares," respectively, and, collectively, "Target Shares").  Acquiring Fund currently offers two classes of shares of common stock, par value $.001 per share, designated Investor Class shares and Institutional Class shares ("Investor Class Acquiring Fund Shares" and "Institutional Class Acquiring Fund Shares," respectively, and, collectively, "Acquiring Fund Shares").  The Class R Target Shares and the Investor Class Acquiring Fund Shares are substantially similar to each other, as are the Class I Target Shares and the Institutional Class Acquiring Fund Shares.
      In consideration of the mutual promises contained herein, the parties agree as follows:
      1. PLAN OF REORGANIZATION AND TERMINATION
      1.1. Subject to the terms and conditions set forth herein, Target shall assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund.  In exchange therefor, Acquiring Fund shall --
      (a)  issue and deliver to Target the number of full and fractional (all references herein to "fractional" shares meaning fractions rounded to the third decimal place) (1) Investor Class Acquiring Fund Shares determined by dividing Target's net value (computed as set forth in paragraph 2.1) ("Target Value") attributable to the Class R Target Shares by the net asset value ("NAV") of an Investor Class Acquiring Fund Share (computed as set forth in paragraph 2.2) and (2) Institutional Class Acquiring Fund Shares determined by dividing the Target Value attributable to the Class I Target Shares by the NAV of an Institutional Class Acquiring Fund Share (as so computed); and
      (b)  assume all of Target's liabilities described in paragraph 1.3 ("Liabilities").
Those transactions shall take place at the Closing (as defined in paragraph 3.1).
      1.2. The Assets shall consist of all assets and property of every kind and nature -- including all cash, cash equivalents, securities, commodities, futures interests, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, goodwill, and books and records -- Target owns at the Valuation Time (as defined in paragraph 2.1) and any deferred and prepaid expenses shown as assets on Target's books at that time; and Target has no unamortized or unpaid organizational fees or expenses that have not previously been disclosed in writing to Corporation.
      1.3. The Liabilities shall consist of all of Target's liabilities, debts, obligations, and duties of whatever kind or nature existing at the Valuation Time, whether absolute, accrued, contingent, or otherwise, whether known or unknown, whether or not arising in the ordinary course of business, whether or not determinable at that time, and whether or not specifically referred to in this Agreement, except for Target's Reorganization Expenses (as defined in paragraph 4.3.10) that are borne by Adviser pursuant to paragraph 7.2.  Notwithstanding the foregoing, Target shall use its best efforts to discharge all its known liabilities, debts, obligations, and duties before the Effective Time (as defined in paragraph 3.1).
      1.4. If the dividends and/or other distributions Target has paid through the Effective Time for its current taxable year do not equal or exceed the sum of its (a) "investment company taxable income" (within the meaning of section 852(b)(2)), computed without regard to any deduction for dividends paid, plus (b) "net capital gain" (as defined in section 1222(11)), after reduction by any capital loss carryovers, for that year through that time, then at or as soon as practicable before that time, Target shall declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all of such income and gain -- and in no event less than the sum of 98% of its "ordinary income" plus 98.2% of its "capital gain net income," as such terms are defined in section 4982(e)(1) and (2), respectively -- for all tax periods ending at or before the Effective Time, and treating its current taxable year as ending at that time, such that Target will have no tax liability under sections 852 or 4982 for the current and any prior tax periods.
      1.5. At the Effective Time (or as soon thereafter as is reasonably practicable), Target shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined at the Effective Time (each a "Shareholder"), in proportion to their Target Shares then held of record and in constructive exchange therefor, and shall completely liquidate.  That distribution shall be accomplished by Corporation's transfer agent's opening accounts on Acquiring Fund's shareholder records in the names of the Shareholders, except Shareholders in whose names accounts thereon already exist, and transferring those Acquiring Fund Shares thereto.  Pursuant to that transfer, each Shareholder's newly opened or pre-existing account shall be credited with the pro rata number of full and fractional Acquiring Fund Shares due that Shareholder, by class (i.e., the account for each Shareholder that holds Class R Target Shares shall be credited with the pro rata number of full and fractional Investor Class Acquiring Shares due that Shareholder, and the account for each Shareholder that holds Class I Target Shares shall be credited with the pro rata number of full and fractional Institutional Class Acquiring Fund Shares due that Shareholder).  The aggregate NAV of Acquiring Fund Shares to be so credited to each Shareholder's account shall equal the aggregate NAV of the Target Shares that Shareholder holds at the Effective Time.  All issued and outstanding Target Shares, including any represented by certificates, shall simultaneously be canceled on Target's shareholder records.  Corporation shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.
      1.6. Any transfer taxes payable on issuance and transfer of Acquiring Fund Shares in a name other than that of the registered holder on Target's shareholder records of the Target Shares actually or constructively exchanged therefor shall be paid by the transferee thereof, as a condition of that issuance and transfer.
      1.7. Any reporting responsibility of Target to a public authority, including the responsibility for filing regulatory reports, tax returns, and other documents with the Securities and Exchange Commission ("Commission"), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain its responsibility up to and including the date on which it is terminated.  In furtherance of the foregoing, after the Effective Time, except as otherwise agreed to by the Investment Companies, Trust shall or shall cause its agents to prepare any federal, state, and local tax returns, including any Forms 1099, required to be filed by it with respect to Target's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall cause those tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.
      1.8. After the Effective Time, Target shall not conduct any business except in connection with its termination.  As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.5, all actions required to terminate Target as a series of Trust shall be taken -- and in all events Target shall have been terminated as such within six months after the Effective Time -- and Trust shall make all filings and take all other actions in connection therewith as required by applicable law or are necessary and proper to effect that termination.  In addition, as soon as reasonably practicable after the later to occur of that distribution and the distribution of shares pursuant to an Agreement and Plan of Reorganization and Termination between the Investment Companies of even date regarding their respective series named "Jacob Micro Cap Growth Fund," Trust shall be dissolved as a statutory trust under Delaware law and shall make all filings and take all other actions in connection therewith as required by applicable law or are necessary and proper to effect that dissolution.
      2. VALUATION
      2.1. For purposes of paragraph 1.1(a), Target's net value shall be (a) the value of the Assets computed immediately after the close of regular trading on the New York Stock Exchange ("NYSE") and Target's declaration of dividends and/or other distributions, if any, on the date of the Closing ("Valuation Time"), using the valuation procedures set forth in Trust's then-current prospectus and statement of additional information ("Pro/SAI"), less (b) the amount of the Liabilities at the Valuation Time.
      2.2. For purposes of paragraph 1.1(a), the NAV per share of each class of Acquiring Fund Shares shall be computed at the Valuation Time, using the valuation procedures set forth in Acquiring Fund's then-current Pro/SAI.
      2.3. All computations pursuant to paragraphs 2.1 and 2.2 shall be made (a) by or under the direction of Adviser or (b) in the case of securities subject to fair valuation, in accordance with the valuation procedures described in paragraph 2.2.
      3. CLOSING AND EFFECTIVE TIME
      3.1. Unless the Investment Companies agree otherwise, all acts necessary to consummate the Reorganization ("Closing") shall be deemed to occur simultaneously as of immediately before the opening of business (9:30 a.m., Eastern Time) on November 12, 2012 ("Effective Time").  If, at or immediately before the Valuation Time, (a) the NYSE or another primary trading market for portfolio securities of either Fund (each, an "Exchange") is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on an Exchange is disrupted, so that accurate appraisal of the Target Value and/or the NAV of an Acquiring Fund Share of either class is impracticable, the date of the Closing (and, therefore, the Valuation Time and the Effective Time) shall be postponed until the first day on which that Exchange is open for regular trading after the day when that trading has been fully resumed and that reporting has been restored.  The Closing shall be held at Adviser's offices, 653 Manhattan Beach Blvd. #J, Manhattan Beach, California  90266, or at such other place as to which the Investment Companies agree.
      3.2. Trust shall direct U.S. Bank N.A., which is the custodian of each Fund's assets, to deliver at the Closing a certificate of an authorized officer ("Certificate") stating that (a) the Assets it holds will be transferred to Acquiring Fund at the Effective Time and (b) the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Target to Acquiring Fund, as reflected on Acquiring Fund's books immediately after the Closing, does or will conform to that information on Target's books immediately before the Closing.  Trust shall deliver to Corporation at the Closing a Certificate stating that all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.
      3.3. Trust shall direct its transfer agent to deliver to Corporation at the Closing a Certificate stating that its records contain (a) the name, address, and taxpayer identification number of each Shareholder, (b) the number of full and fractional shares of each outstanding class of Target Shares each Shareholder owns and which such shares are represented by outstanding certificates and which by book-entry accounts, (c) the dividend reinvestment elections, if any, applicable to each Shareholder, and (d) the backup withholding and nonresident alien withholding certifications, notices, or records on file with Trust with respect to each Shareholder, all at the Effective Time.
      3.4. Corporation shall direct its transfer agent to deliver to Trust (a) at the Closing, a confirmation, or other evidence satisfactory to Trust, that the Acquiring Fund Shares to be issued to Target pursuant to paragraph 1.1(a) have been credited to Target's account on Acquiring Fund's shareholder records and (b) at or as soon as reasonably practicable after the Closing, a Certificate as to the opening of accounts on those records in the names of the Shareholders, except Shareholders in whose names accounts thereon already exist.
      3.5. If requested by Corporation, Trust shall direct PricewaterhouseCoopers LLP, an independent registered public accounting firm that audits Target's books ("PWC"), or other applicable service providers to deliver at the Closing all work papers and supporting statements related to ASC 740-10-25 (formerly, "Accounting for Uncertainty in Income Taxes," FASB Interpretation No. 48, July 13, 2006) pertaining to Target.
      3.6. Each Investment Company shall deliver to the other at the Closing (a) a Certificate in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time, except as they may be affected by the transactions contemplated hereby, and (b) bills of sale, checks, assignments, share certificates, receipts, and/or other documents the other Investment Company or its counsel reasonably requests.
      4. REPRESENTATIONS AND WARRANTIES
      4.1. Trust, on Target's behalf, represents and warrants to Corporation, on Acquiring Fund's behalf, as follows:
      4.1.1. Trust (a) was organized as a business trust under the laws of the State of Delaware on October 28, 1996, became a statutory trust thereunder by operation of law on September 1, 2002, changed its name from "Brazos Mutual Funds" to "PineBridge Mutual Funds" on January 29, 2010, and from the latter name to its current name on July 2, 2012, and is duly created, validly existing, and in good standing under those laws, and its Certificate of Trust, dated October 24, 1996, as amended by Certificates of Amendment dated January 29, 2010, and July 2, 2012, has been duly filed in the office of the Secretary of State thereof, (b) is duly registered under the 1940 Act as an open-end management investment company, which registration is in full force and effect, and (c) has the power to own all its properties and assets and to carry on the business described in its current registration statement on Form N-1A;
      4.1.2. Target is a duly established and designated series of Trust;
      4.1.3. The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of Trust's Board, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and this Agreement constitutes a valid and legally binding obligation of Trust, with respect to Target, enforceable in accordance with its terms, except as they may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and similar laws affecting the rights and remedies of creditors generally and by general principles of equity;
      4.1.4. At the Effective Time, Trust, on Target's behalf, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets hereunder free of any liens or other encumbrances (except securities that are subject to "securities loans," as referred to in section 851(b)(2), or are restricted to resale by their terms); and on delivery and payment for the Assets, Corporation, on Acquiring Fund's behalf, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended ("1933 Act");
      4.1.5. Trust, with respect to Target, is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (a) a conflict with or material violation of any provision of Delaware law, Trust's Amended and Restated Agreement and Declaration of Trust dated as of July 5, 2005 ("Declaration"), Trust's Bylaws, or any agreement, indenture, instrument, contract, lease, or other undertaking (each, an "Undertaking") to which Trust, with respect to Target or on its behalf,  is a party or by which it is bound or (b) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which Trust, with respect to Target or on its behalf, is a party or by which it is bound;
      4.1.6. At or before the Effective Time, either (a) all material contracts and other commitments of or applicable to Target (other than this Agreement and certain investment contracts, including options, futures, forward contracts, and swap agreements) will terminate or (b) provision for discharge and/or Acquiring Fund's assumption of any liabilities of Target thereunder will be made, without either Fund's incurring any penalty with respect thereto and without diminishing or releasing any rights Trust, on Target's behalf, may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing;
      4.1.7. No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to Trust's knowledge, threatened against Trust, with respect to Target or any of its properties or assets attributable or allocable to Target, that, if adversely determined, would materially and adversely affect Target's financial condition or the conduct of its business; and Trust, on Target's behalf, knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially or adversely affects Target's business or Trust's ability to consummate the transactions contemplated hereby;
      4.1.8. Target's Statement of Assets and Liabilities, Schedule of Investments, Statement of Operations, and Statements of Changes in Net Assets (each, a "Statement") at and for the fiscal year (in the case of the last Statement, for the two fiscal years) ended November 30, 2011, have been audited by PWC and are in accordance with generally accepted accounting principles consistently applied in the United States ("GAAP"); those Statements and Target's unaudited Statements for the six months ended May 31, 2012 (copies of which Trust has furnished to Corporation) present fairly, in all material respects, Target's financial condition at their respective dates in accordance with GAAP and the results of its operations and changes in its net assets for the periods then ended; and, to Trust's management's best knowledge and belief, there are no known contingent liabilities of Target required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at their respective dates that are not disclosed therein;
      4.1.9.  Since November 30, 2011, there has not been any material adverse change in Target's financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by Target of indebtedness maturing more than one year from the date that indebtedness was incurred; for purposes of this representation and warranty, a decline in NAV per Target Share due to declines in market values of securities Target holds, the discharge of Target's liabilities, or the redemption of Target Shares by its shareholders will not constitute a material adverse change;
      4.1.10.  All federal, state, and local tax returns, dividend reporting forms, and other tax-related reports (collectively, "Returns") of Target required by law to have been filed by the Effective Time (including any properly and timely filed extensions of time to file) will have been timely filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on those Returns will have been paid or provision will have been made for the payment thereof except for amounts that alone or in the aggregate would not reasonably be expected to have a material adverse effect; to the best of Trust's knowledge, no such Return is currently under audit and no assessment has been asserted with respect to those Returns; and Target (a) is in compliance in all material respects with all applicable Regulations pertaining to (1) the reporting of dividends and other distributions on and redemptions of its shares, (2) withholding in respect thereof, and (3) shareholder basis reporting, (b) has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and (c) is not liable for any material penalties that could be imposed thereunder;
      4.1.11.  Target is not classified as a partnership, and instead is classified as an association that is taxable as a corporation, for federal tax purposes and either has elected the latter classification by filing Form 8832 with the Internal Revenue Service or is a "publicly traded partnership" (as defined in section 7704(b)) that is treated as a corporation; Target is an "investment company" (as defined in section 368(a)(2)(F)(iii)) and a "fund" (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)); Target has elected to be a regulated investment company under Part I of Subchapter M of Chapter 1 of Subtitle A of the Code ("Subchapter M") ("RIC"); for each taxable year of its operation (including the taxable year that will end at the Effective Time ("current year")), Target has met (and for the current year will meet) the requirements of Subchapter M for qualification as a RIC and has been (and for the current year will be) eligible to and has computed (and for the current year will compute) its federal income tax under section 852; and Target has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;
      4.1.12.  Target is in the same line of business as Acquiring Fund is in, for purposes of section 1.368-1(d)(2) of the Regulations, and did not enter into that line of business as part of the plan of reorganization; from the time Trust's Board approved the transactions contemplated hereby ("Approval Time") through the Effective Time, Target has invested and will invest its assets in a manner that ensures its compliance with the foregoing and paragraph 4.1.11; from the time it commenced operations through the Effective Time, Target has conducted and will conduct its "historic business" (within the meaning of that section) in a substantially unchanged manner; from the Approval Time through the Effective Time, Target (a) has not disposed of and/or acquired, and will not dispose of and/or acquire, any assets (1) for the purpose of satisfying Acquiring Fund's investment objective or policies or (2) for any other reason except in the ordinary course of its business as a RIC and (b) has not otherwise changed, and will not otherwise change, its historic investment policies; and Trust believes, based on its review of each Fund's investment portfolio, that Target's portfolio holdings generally are compatible with Acquiring Fund's investment objective and policies and that, as a result, all or substantially all of Target's assets can be transferred to and held by Acquiring Fund;
      4.1.13.  At the Effective Time, (a) at least 33?% of Target's portfolio assets will meet Acquiring Fund's investment objective, strategies, policies, risks, and restrictions (collectively, "Investment Criteria"), (b) Target will not have altered its portfolio in connection with the Reorganization to meet that 33?% threshold, and (c) Target will not have modified any of its Investment Criteria as part of the plan of reorganization;
      4.1.14.  To the best of Trust's management's knowledge, there is no plan or intention by its shareholders to redeem, sell, exchange, or otherwise dispose of a number of Target Shares (or Acquiring Fund Shares to be received in the Reorganization), in connection with the Reorganization, that would reduce their ownership of the Target Shares (or the equivalent Acquiring Fund Shares) to a number of shares that is less than 50% of the current number of Target Shares outstanding;
      4.1.15.  During the five-year period ending at the Effective Time, neither Target nor any person "related" (as defined in section 1.368-1(e)(4) of the Regulations ("Related") without regard to section 1.368-1(e)(4)(i)(A) thereof) to it will have (a) acquired Target Shares with consideration other than Acquiring Fund Shares or Target Shares, except in the ordinary course of Target's business as a series of an open-end investment company pursuant to section 22(e) of the 1940 Act, or (b) made distributions with respect to Target Shares except for (1) normal, regular dividend distributions made pursuant to Target's historic dividend-paying practice and (2) other dividends and other distributions declared and paid to ensure Target's continuing qualification as a RIC and to avoid the imposition of fund-level tax;
      4.1.16.  All issued and outstanding Target Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by Trust and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding Target Shares will, at the Effective Time, be held by the persons and in the amounts set forth on Target's shareholder records (as provided in the Certificate to be delivered pursuant to paragraph 3.3); and Target does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Target Shares, nor are there outstanding any securities convertible into any Target Shares;
      4.1.17.  Target incurred the Liabilities, which are associated with the Assets, in the ordinary course of its business;
      4.1.18.  Target is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A));
      4.1.19.  Not more than 25% of the value of Target's total assets (excluding cash, cash items, and Government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of those assets is invested in the stock and securities of five or fewer issuers;
      4.1.20.  On the effective date of the Registration Statement (as defined in paragraph 4.3.1), at the time of the Shareholders Meeting (as defined in paragraph 5.2), and at the Effective Time, Target's Pro/SAI will (a) conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
      4.1.21.  The information to be furnished by Trust for use in no-action letters, applications for orders, the Registration Statement, and other documents filed or to be filed with any federal, state, or local regulatory authority (including the Financial Industry Regulatory Authority, Inc. ("FINRA")) that may be necessary in connection with the transactions contemplated hereby will be accurate and complete in all material respects, will comply in all material respects with federal securities laws and other laws and regulations, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
      4.1.22.  The Acquiring Fund Shares to be delivered to Target hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof; and
      4.1.23.  The Declaration permits Trust to vary its shareholders' investment.  Trust does not have a fixed pool of assets -- each series of Trust (including Target) is a managed portfolio of securities, and Adviser has the authority to buy and sell securities for it.
      4.2. Corporation, on Acquiring Fund's behalf, represents and warrants to Trust, on Target's behalf, as follows:
      4.2.1. Corporation (a) is a corporation that is duly created, validly existing, and in good standing under the laws of the State of Maryland, and its Articles of Incorporation, dated July 12, 1999, as amended by Articles of Amendment dated December 22, 2009 (collectively, "Articles"), are on file with the State Department of Assessments and Taxation of Maryland, (b) is duly registered under the 1940 Act as an open-end management investment company, which registration is in full force and effect, and (c) has the power to own all its properties and assets and to carry on the business described in its current registration statement on Form N-1A;
      4.2.2. Acquiring Fund is a duly established and designated series of Corporation;
      4.2.3. The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of Corporation's Board, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and this Agreement constitutes a valid and legally binding obligation of Corporation, with respect to Acquiring Fund, enforceable in accordance with its terms, except as they may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and similar laws affecting the rights and remedies of creditors generally and general principles of equity;
      4.2.4. No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;
      4.2.5. Corporation, with respect to Acquiring Fund, is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (a) a conflict with or material violation of any provision of Maryland law, the Articles or Corporation's Bylaws, or any Undertaking to which Corporation, on Acquiring Fund's behalf, is a party or by which it is bound or (b) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which Corporation, on Acquiring Fund's behalf, is a party or by which it is bound;
      4.2.6. No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to Corporation's knowledge, threatened against Corporation, with respect to Acquiring Fund or any of its properties or assets attributable or allocable to Acquiring Fund, that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and Corporation, on Acquiring Fund's behalf, knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects Acquiring Fund's business or Corporation's ability to consummate the transactions contemplated hereby;
      4.2.7. Acquiring Fund's Statements at and for the fiscal year (in the case of the Statements of Changes in Net Assets, for the two fiscal years) ended August 31, 2012, have been audited by BBD, LLP, and are in accordance with GAAP; those Statements (copies of which Corporation has furnished to Trust) present fairly, in all material respects, Acquiring Fund's financial condition that date in accordance with GAAP and the results of its operations and changes in its net assets for the fiscal year then ended; and to Corporation's management's best knowledge and belief, there are no known contingent liabilities of Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at that date that are not disclosed therein;
      4.2.8.  Since August 31, 2012, there has not been any material adverse change in Acquiring Fund's financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by Acquiring Fund of indebtedness maturing more than one year from the date that indebtedness was incurred; for purposes of this representation and warranty, a decline in NAV per Acquiring Fund Share due to declines in market values of securities Acquiring Fund holds, the discharge of Acquiring Fund's liabilities, or the redemption of Acquiring Fund Shares by its shareholders will not constitute a material adverse change;
      4.2.9.  All Returns of Acquiring Fund required by law to have been filed by the Effective Time (including any properly and timely filed extensions of time to file) will have been timely filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on those Returns will have been paid or provision will have been made for the payment thereof except for amounts that alone or in the aggregate would not reasonably be expected to have a material adverse effect; to the best of Corporation's knowledge, no such Return is currently under audit and no assessment has been asserted with respect to those Returns; and Acquiring Fund (a) is in compliance in all material respects with all applicable Regulations pertaining to (1) the reporting of dividends and other distributions on and redemptions of its shares, (2) withholding in respect thereof, and (3) shareholder basis reporting, (b) has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and (c) is not liable for any material penalties that could be imposed thereunder;
      4.2.10.  Acquiring Fund is an "investment company" (as defined in section 368(a)(2)(F)(iii)) and a "fund" (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)); for each taxable year of its operation (including the taxable year that includes the Effective Time ("current year")), Acquiring Fund has met (and for the current year will meet) the requirements of Subchapter M for qualification as a RIC and has been (and for the current year will be) eligible to and has computed (and for the current year will compute) its federal income tax under section 852; Acquiring Fund will continue to meet all those requirements for the current year and intends to do so, and to be eligible to and to so compute its federal income tax, for succeeding taxable years; and Acquiring Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;
      4.2.11.  Following the Reorganization, Acquiring Fund will (a) continue Target's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations) and (b) use a significant portion of Target's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business; moreover, Acquiring Fund (c) has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC, and (d) expects to retain substantially all the Assets in the same form as it receives them in the Reorganization, unless and until subsequent investment circumstances suggest the desirability of change or it becomes necessary to make dispositions thereof to maintain that status; and Corporation believes, based on its review of each Fund's investment portfolio, that Target's portfolio holdings generally are compatible with Acquiring Fund's investment objective and policies and that, as a result, all or substantially all of Target's assets can be transferred to and held by Acquiring Fund;
      4.2.12.  Acquiring Fund is in the same line of business as Target was in preceding the Reorganization, for purposes of section 1.368-1(d)(2) of the Regulations, and did not enter into that line of business as part of the plan of reorganization; following the Reorganization, Acquiring Fund will continue, and has no plan or intention to change, that line of business; and at the Effective Time, (a) at least 33?% of Target's portfolio assets will meet Acquiring Fund's Investment Criteria, (b) Acquiring Fund will not have modified any of its Investment Criteria as part of the plan of reorganization, and (c) Acquiring Fund will not have any plan or intention to change any of its Investment Criteria after the Reorganization;
      4.2.13.  Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any Target Shares;
      4.2.14.  Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor will Acquiring Fund, or any person Related to it, have any plan or intention at the Effective Time to acquire or redeem any Acquiring Fund Shares issued in the Reorganization -- either directly or through any transaction, agreement, or arrangement with any other person -- except for redemptions Acquiring Fund will make as such a series pursuant to section 22(e) of the 1940 Act;
      4.2.15.  Before or in the Reorganization, neither Acquiring Fund nor any person Related to it will have acquired, directly or through any transaction, agreement, or arrangement with any other person, Target Shares with consideration other than Acquiring Fund Shares;
      4.2.16.  All issued and outstanding Acquiring Fund Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by Corporation and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; and Acquiring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, nor are there outstanding any securities convertible into any Acquiring Fund Shares;
      4.2.17.  The Acquiring Fund Shares to be issued and delivered to Target, for the Shareholders' accounts, pursuant to the terms hereof, (a) will at the Effective Time have been duly authorized and duly registered under the federal securities laws (and appropriate notices respecting them will have been duly filed under applicable state securities laws) and (b) when so issued and delivered, will be duly and validly issued and outstanding Acquiring Fund Shares, fully paid and non-assessable by Corporation;
      4.2.18.  Acquiring Fund is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A));
      4.2.19.  Assuming the truthfulness and correctness of Trust's representation and warranty in paragraph 4.1.19, immediately after the Reorganization (a) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and Government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of those assets will be invested in the stock and securities of five or fewer issuers;
      4.2.20.  On the effective date of the Registration Statement, at the time of the Shareholders Meeting, and at the Effective Time, (a) Acquiring Fund's Pro/SAI will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and (b) Acquiring Fund's Pro/SAI and the Prospectus (as defined in paragraph 4.3.1) will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing will not apply to statements in or omissions from the Prospectus made in reliance on and in conformity with information furnished by Trust for use therein;
      4.2.21.  The information to be furnished by Corporation for use in no-action letters, applications for orders, the Registration Statement, and other documents filed or to be filed with any federal, state, or local regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated hereby will be accurate and complete in all material respects, will comply in all material respects with federal securities laws and other laws and regulations, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
      4.2.22.  There is no plan or intention for Acquiring Fund to be terminated, dissolved, or merged into another corporation or a statutory or business trust or any "fund" thereof (as defined in section 851(g)(2)) following the Reorganization; and
      4.2.23  If the Reorganization is consummated, Acquiring Fund will treat each Shareholder that receives Acquiring Fund Shares in connection with the Reorganization as having made a minimum initial purchase of such shares for the purpose of making additional investments therein, regardless of the value of the shares so received.
      4.3. Each Investment Company, on its Fund's behalf, represents and warrants to the other Investment Company, on its Fund's behalf, as follows:
      4.3.1. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the 1940 Act or state securities laws for its execution, delivery, and performance of this Agreement, except for (a) the filing with the Commission of a registration statement by Corporation on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus ("Prospectus"), and a post-effective amendment to Corporation's registration statement on Form N1-A and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;
      4.3.2. The fair market value of the Acquiring Fund Shares each Shareholder receives will be approximately equal to the fair market value of its Target Shares it actually or constructively surrenders in exchange therefor;
      4.3.3. Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of (1) any portion of their Target Shares before the Reorganization to any person Related to either Fund or (2) any portion of the Acquiring Fund Shares they receive in the Reorganization to any person Related to Acquiring Fund, (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company, (c) expects that the percentage of shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be de minimis, and (d) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;
      4.3.4. Target's shareholders will pay their own expenses (such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, incurred in connection with the Reorganization;
      4.3.5. The fair market value and "adjusted basis" (within the meaning of section 1011) of the Assets will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;
      4.3.6. At the Effective Time, there will be no intercompany indebtedness existing between the Funds that was issued, acquired, or settled at a discount;
      4.3.7. Pursuant to the Reorganization, Target will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, Target held immediately before the Reorganization.  For the purposes of this representation and warranty, any amounts Target uses to pay its Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except (a) redemptions pursuant to section 22(e) of the 1940 Act and (b) dividends and other distributions declared and paid to ensure Target's continuing qualification as a RIC and to avoid the imposition of fund-level tax) will be included as assets it held immediately before the Reorganization;
      4.3.8. None of the compensation received by or to be paid to any Shareholder who or that is a trustee/director of either Investment Company or an employee of or service provider to Target will be separate consideration for, or allocable to, any of that Shareholder's Target Shares; none of the Acquiring Fund Shares any such Shareholder receives in the Reorganization will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;
      4.3.9.  Immediately after the Reorganization, the Shareholders will own shares constituting "control" (within the meaning of section 368(a)(2)(H)(i), i.e., as defined in section 304(c)) of Acquiring Fund;
      4.3.10.  No expenses incurred by Target or on its behalf in connection with the Reorganization will be paid or assumed by Acquiring Fund, Adviser, or any third party unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses"), and no cash or property other than Acquiring Fund Shares will be transferred to Target or any of its shareholders with the intention that such cash or property be used to pay any expenses (even Reorganization Expenses) thereof;
      4.3.11.  There will be no dissenters to the Reorganization under the applicable provisions of Delaware law, and Acquiring Fund will not pay cash in lieu of fractional Acquiring Fund Shares in connection with the Reorganization;
      4.3.12.  The Reorganization is being undertaken for bona fide business purposes (and not a purpose to avoid federal income tax); and
      4.3.13.  The principal purpose of Acquiring Fund's assumption of the Liabilities is not avoidance of federal income tax on the transaction.
      4.4. Adviser represents and warrants to each Investment Company, on its Fund's behalf, that since Adviser became Target's investment adviser (effective July 9, 2012), Adviser has not made, and between the date hereof and the Effective Time will not make, investment decisions with respect to -- and has not caused, and will not during that period cause, Target to modify -- more than an insubstantial percentage of Target's portfolio holdings for the purposes of (1) satisfying Acquiring Fund's Investment Criteria, (2) aligning Target's portfolio holdings to be more consistent with those criteria, and/or (3) otherwise facilitating the Reorganization rather than continuing Target's Investment Criteria that existed before that date.
      5. COVENANTS
      5.1. Trust covenants to operate Target's business, and Corporation covenants to operate Acquiring Fund's business, in the ordinary course between the date hereof and the Closing, it being understood that:
      (a)  such ordinary course will include declaring and paying customary dividends and other distributions and changes in operations contemplated by each Fund's normal business activities; and
      (b)  each Fund will retain exclusive control of the composition of its portfolio until the Closing.
      5.2. Trust covenants to call and hold a meeting of Target's shareholders to consider and act on this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby ("Shareholders Meeting").
      5.3. Trust covenants that it will assist Corporation in obtaining information Corporation reasonably requests concerning the beneficial ownership of Target Shares.
      5.4. Trust covenants that it will turn over its books and records (including all tax books and records and all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) regarding Target to Corporation at the Closing.
      5.5. Each Investment Company covenants to cooperate in preparing the Registration Statement in compliance with applicable federal securities laws.
      5.6. Each Investment Company covenants that it will, from time to time, as and when requested by the other Investment Company, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken all further action, the other Investment Company deems necessary or desirable in order to vest in, and confirm to, (a) Corporation, on Acquiring Fund's behalf, title to and possession of all the Assets, and (b) Trust, on Target's behalf, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.
      5.7. Corporation covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and applicable state securities laws it deems appropriate to continue Acquiring Fund's operations after the Effective Time.
      5.8. Trust covenants to distribute all the Acquiring Fund Shares it receives in the Reorganization to the Shareholders in complete liquidation of Target.
      5.9. Subject to this Agreement, each Investment Company covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.
      5.10. As promptly as practicable, but in any case within sixty days, after the Effective Time, Trust shall furnish to Corporation, in a form reasonably satisfactory to Corporation, a Certificate stating the earnings and profits of Target for federal income tax purposes that will be carried over by Acquiring Fund as a result of section 381.
      5.11. It is the Investment Companies' intention that the Reorganization will qualify as a reorganization with the meaning of section 368(a)(1)(D).  Neither Investment Company shall take any action or cause any action to be taken (including the filing of any tax return) that is inconsistent with that treatment or results in the failure of the Reorganization to qualify as such a reorganization.
      6. CONDITIONS PRECEDENT
      Each Investment Company's obligations hereunder shall be subject to (a) performance by the other Investment Company of all its obligations to be performed hereunder at or before the Closing, (b) all representations and warranties of the other Investment Company contained herein being true and correct in all material respects at the date hereof and, except as they may be affected by the transactions contemplated hereby, at the Effective Time, with the same force and effect as if made at the Effective Time, and (c) the following further conditions that, at or before that time:
      6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by both Boards and by Target's shareholders at the Shareholders Meeting (including any adjournment(s) thereof);
      6.2. All necessary filings shall have been made with the Commission and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the Investment Companies to carry out the transactions contemplated hereby.  The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, to the Investment Companies' best knowledge no investigation or proceeding for that purpose has been instituted or pending, threatened, or contemplated under the 1933 Act or the 1940 Act, and the Commission shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act.  All consents, orders, and permits of federal, state, and local regulatory authorities (including the Commission and state securities authorities) either Investment Company deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties, provided that either Investment Company may for itself waive any of those conditions;
      6.3. At the Effective Time, no action, suit, or other proceeding shall be pending (or, to either Investment Company's best knowledge, threatened to be commenced) before any court, governmental agency, or arbitrator in which it is sought to enjoin the performance of, restrain, prohibit, affect the enforceability of, or obtain damages or other relief in connection with, the transactions contemplated hereby;
      6.4. The Investment Companies shall have received an opinion of K&L Gates LLP ("Counsel") as to the federal income tax consequences mentioned below ("Tax Opinion").  In rendering the Tax Opinion, Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which Counsel may treat as representations and warranties made to it (that, notwithstanding paragraph 8, shall survive the Closing), and in separate letters, if Counsel requests, addressed to it (collectively, "Representations") and the Certificates delivered pursuant to paragraph 3.6(a).  The Tax Opinion shall be substantially to the effect that -- based on the facts and assumptions stated therein and conditioned on the Representations' being true and complete at the Effective Time and consummation of the Reorganization in accordance with this Agreement (without the waiver or modification of any terms or conditions hereof and without taking into account any amendment hereof that Counsel has not approved) -- for federal income tax purposes:
      6.4.1. Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities, followed by Target's distribution of those shares pro rata to the Shareholders actually or constructively in exchange for their Target Shares and in complete liquidation of Target, will qualify as a "reorganization" (as defined in section 368(a)(1)(D)), and each Fund will be "a party to a reorganization" within the meaning of section 368(b);
      6.4.2. Target will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities pursuant to sections 361(a) and 357(a), respectively, or on the subsequent distribution of those shares to the Shareholders in exchange for their Target Shares pursuant to section 361(c)(1);
      6.4.3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities pursuant to section 1032(a);
      6.4.4. Acquiring Fund's basis in each Asset will be the same as Target's basis therein immediately before the Reorganization pursuant to section 362(b), and Acquiring Fund's holding period for each Asset will include Target's holding period therefor (except where Acquiring Fund's investment activities have the effect of reducing or eliminating an Asset's holding period) pursuant to section 1223(2);
      6.4.5. A Shareholder will recognize no gain or loss on the exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization pursuant to section 354(a);
      6.4.6. A Shareholder's aggregate basis in the Acquiring Fund Shares it receives in the Reorganization will be the same as the aggregate basis in its Target Shares it actually or constructively surrenders in exchange for those Acquiring Fund Shares pursuant to section 358(a)(1), and its holding period for those Acquiring Fund Shares will include, in each instance, its holding period for those Target Shares, provided the Shareholder holds them as capital assets at the Effective Time pursuant to section 1223(1); and
      6.4.7. Acquiring Fund will succeed to and take into account as of the Effective Time the items of Target described in section 381(c), subject to the conditions and limitations specified in sections 381, 382, 383, and 384 and the Regulations.
Notwithstanding subparagraphs 6.4.2 and 6.4.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting;
      6.5. Corporation, on Acquiring Fund's behalf, shall have executed and delivered at or before the Closing a Certificate confirming that Corporation, on Acquiring Fund's behalf, assumes all of the Liabilities; and
      6.6. At any time before the Closing, either Investment Company may waive any of the foregoing conditions (except those set forth in paragraphs 6.1 and 6.4) if, in the judgment of its Board, that waiver will not have a material adverse effect on its Fund's shareholders' interests.
      7. BROKERAGE FEES AND EXPENSES
      7.1. Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
      7.2. Subject to complying with the representation and warranty contained in paragraph 4.3.10, Adviser shall bear, or, at the option of Trust, reimburse Trust for, all the expenses of the Reorganization (other than brokerage or similar expenses incurred by or for the benefit of Target in connection with the Reorganization), including, if any, (a) costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing and filing the Registration Statement, and printing and distributing the proxy statement included therein and the Prospectus, (b) reasonable legal and accounting fees, (c) transfer agent and custodian conversion costs, and (d) transfer taxes for foreign securities but excluding brokerage and similar expenses in connection with the Reorganization.  Notwithstanding anything herein to the contrary, an expense shall be paid by the Fund directly incurring it if and to the extent that the payment thereof by another person would result in that Fund's disqualification as a RIC or would prevent the Reorganization from qualifying as a tax-free reorganization.
      8. ENTIRE AGREEMENT; NO SURVIVAL
      Neither Investment Company has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement among the parties.  The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing (except to the extent provided in paragraph 6.4).
      9. TERMINATION OF AGREEMENT
      This Agreement may be terminated at any time at or before the Closing:
      9.1. By either Investment Company (a) in the event of the other Investment Company's material breach of any representation, warranty, or covenant contained herein to be performed at or before the Closing, (b) if a condition to its obligations has not been met and it reasonably appears that that condition will not or cannot be met, (c) if a governmental body issues an order, decree, or ruling having the effect of permanently enjoining, restraining, or otherwise prohibiting consummation of the Reorganization, or (d) if the Closing has not occurred on or before December 31, 2012, or another date to which the Investment Companies agree; or
      9.2. By the Investment Companies' mutual agreement.
In the event of termination under paragraphs 9.1(c) or (d) or 9.2, neither Investment Company (nor its trustees/directors, officers, or shareholders) shall have any liability to the other Investment Company.
      10. AMENDMENTS
      The Investment Companies may amend, modify, or supplement this Agreement at any time in any manner they mutually agree on in writing, notwithstanding Target's shareholders' approval thereof, provided that, following that approval, no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders' interests.
      11. SEVERABILITY
      Any term or provision hereof that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.
      12. MISCELLANEOUS
      12.1. This Agreement shall be governed by and construed in accordance with the internal laws of Delaware, without giving effect to principles of conflicts of laws; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.
      12.2. Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than Corporation, on Acquiring Fund's behalf, or Trust, on Target's behalf, and their respective successors and assigns any rights or remedies under or by reason of this Agreement.
      12.3 Notice is hereby given that this instrument is executed and delivered on behalf of Trust's trustees solely in their capacities as trustees, and not individually.  Each Investment Company's obligations under this instrument are not binding on or enforceable against any of its trustees/directors, officers, shareholders, or series other than its Fund but are only binding on and enforceable against its property attributable to and held for the benefit of its Fund ("Fund's Property") and not its property attributable to and held for the benefit of any other series thereof.  Each Investment Company, in asserting any rights or claims under this Agreement on its or its Fund's behalf, shall look only to the other Fund's Property in settlement of those rights or claims and not to the property of any other series of the other Investment Company or to those trustees/directors, officers, or shareholders.
      12.4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other Investment Company.  The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.
[Signatures on following page]

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first written above.
JACOB FUNDS, INC., on behalf of its series, Jacob Small Cap Growth Fund
By: /s/ Ryan I. Jacob
Name: Ryan I. Jacob
Title: President
JACOB FUNDS II, on behalf of its series, Jacob Small Cap Growth Fund II
By: /s/ Ryan I. Jacob
Name: Ryan I. Jacob
Title:  President
Solely for purposes of paragraphs 4.4 and 7.2,
JACOB ASSET MANAGEMENT OF NEW YORK LLC
By: /s/ Ryan I. Jacob
Name: Ryan I. Jacob
Title: Chairman and Chief Executive Officer

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